Exhibit 10.1

SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made effective as of the 18th day of May, 2021.

BETWEEN:

PATRICK LAURIE,

of the City of St. Albert,

in the Province of Alberta

(hereinafter referred to as the “Vendor”)

OF THE FIRST PART

- and -

Eco Innovation Group Inc.

a body corporate duly incorporated pursuant

to the laws of the State of Nevada

in the United States of America

(hereinafter referred to as the “Purchaser”)

OF THE SECOND PART

WHEREAS the Vendor is a Shareholder in ECOIGCANADA INC., a body Corporate duly incorporated pursuant to the laws of the Province of Alberta, (hereinafter referred to as the “Corporation”);

AND WHEREAS the Vendor is desirous of selling his One Class (1) Class “A” Share in the Corporation to the Purchaser and the Purchaser is desirous of purchasing same, which Share represents all the issued and outstanding shares in the capital of the Corporation.

NOW THEREFORE the parties hereto covenant and agree with one another as follows:

1.       The Vendor hereby sells to the Purchaser effective as of the date of this Agreement One (1) Class “A” Share in the capital of the Corporation for $1.00 per share, for a total Purchase Price of $1.00.

2.       The Purchaser agrees to pay the full Purchase Price to the Vendor on the date of this Agreement.

3.       The Vendor warrants and covenants that he has done no acts whatsoever to encumber the said Share and that he is entitled at law to transfer the said Share.

4. The said Share represents all the issued and outstanding shares in the capital of the Corporation.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

/s/ Patrick Laurie
PATRICK LAURIE

Eco Innovation Group Inc.
Per:

/s/ Julia Otey-Raudes